Exhibit 99.1

CA REPORTS SOLID Q4 AND FULL YEAR RESULTS

Driven by Increased Focus on Systems and Security Management and More
Stringent Cost Controls

ISLANDIA, N.Y., May 26, 2005 – Computer Associates International, Inc. (NYSE: CA), one of the world’s largest management software companies, today reported financial results for its fourth quarter and full fiscal year 2005, ended March 31, 2005.

Financial Overview

(in millions,
except share data)	Q4FY05	Q4FY04	Change	FY05	FY04	Change
Revenue	$910	$850	7%	$3,536	$3,276	8%
Non-GAAP Operating EPS*	$0.20	$0.18	11%	$0.82	$0.61	34%
GAAP EPS from Continuing Operations	$0.03	$0.05	(40%)	$0.02	$(0.06)	n/m

*	Operating earnings per share is a non-GAAP financial measure, as noted in the discussion of non-GAAP results below. A reconciliation of GAAP income from continuing operations to non-GAAP operating income is included in the tables following this press release.

“In this year of transition, CA continued to report solid financial results while investing to build a strong foundation for growth,” said CA President and Chief Executive Officer John Swainson. “We are focusing on our strengths in systems and security management to advance our leadership position in the enterprise and deliver value to our shareholders. We are enthusiastic about our future.”

“During fiscal year 2005, we invested in our growth strategies to drive sales and build for the future while still delivering on our promise of modest billings and cash flow growth for the year,” said CA Chief Operating Officer Jeff Clarke. “We now must execute and leverage the investments we’ve made for sustainable, long-term growth. Our cost restructuring plan announced this past fall is saving the Company about $70 million on an annualized basis and our procurement savings program is showing strong results. In the meantime, we’re delivering immediate value to our shareholders, doubling the annual cash dividend and increasing the share repurchase program.”

New deferred subscription revenue for the fourth quarter increased 84 percent over the prior year period to $1.54 billion, including $50 million from the Company’s indirect channel sales. For the fiscal year, new deferred subscription revenue increased 59 percent over the prior year period to $3.65 billion, including $144 million from the Company’s indirect channel sales. For the year, CA increased bookings from its indirect channel sales by 19 percent over the prior year period.

For the year, security management bookings nearly doubled over the prior year period, while enterprise systems management bookings increased 42 percent.

CA’s total deferred subscription revenue balance as of March 31, 2005 was approximately $5.6 billion, compared with $4.3 billion at the end of fiscal year 2004.

Expenses for the quarter totaled $838 million compared with $807 million in the prior year comparable period. The increase in expenses was primarily associated with control documentation and testing efforts associated with the Company’s compliance with the Sarbanes-Oxley Act. For the year, expenses were $3.52 billion compared with $3.33 billion in the prior year. Expenses for fiscal year 2005 included an aggregate of $262 million for one-time costs associated with the DOJ/SEC and shareholder settlements and the September 2004 restructuring, compared to $168 million incurred in fiscal year 2004 associated with the DOJ/SEC and shareholder settlements.

Capital Structure

CA generated approximately $738 million in cash from continuing operations in the fourth quarter, compared to the $588 million reported in the similar period last year, an increase of 26 percent. For the year, CA generated $1.53 billion in cash from continuing operations, compared to the $1.28 billion reported in the similar period last year, a 19 percent increase.

CA’s return on invested capital, defined as cash flow from operations as a percent of invested capital, was approximately 19 percent in fiscal year 2005.

In March 2005, CA redeemed its outstanding $660 million 5% Convertible Senior Notes and simultaneously exercised its call spread option to buy back approximately 27 million shares at $24.83, for a total of $673 million.

The balance of cash and marketable securities at March 31, 2005, was approximately $3.1 billion, up from $1.9 billion at March 31, 2004. With approximately $2.6 billion in total debt outstanding, the Company has a net cash position of approximately $500 million, which is the highest net cash position in the Company’s history.

“CA’s financial position is very strong,” said CA Chief Financial Officer Bob Davis. “With a strong cash flow and a solid cash position, CA is well-poised to execute on its strategic growth initiatives.”

Recent Progress

Since December 31, 2004, CA has:

•	Strengthened its management team with industry talent, including naming John Swainson president and chief executive officer; Bob Davis executive vice president and chief financial officer; Michael Christenson executive vice president of strategy and business development; and Don Friedman executive vice president and chief marketing officer;

•	Announced a new business unit structure to enable CA to be more accountable to business and customer needs, and more responsive to the changing dynamics of the management software marketplace. CA hired Alan Nugent, former CTO of Novell, to head its largest unit, enterprise systems management;

•	Added two new independent directors to its Board: IBM veteran William McCracken and Cognos Chairman Ron Zambonini;

•	Continued its strategy of acquiring small- to medium-sized companies in its core systems and security management business with its intended purchase of Concord Communications, which is expected to close in early June;

•	Announced it will increase its share repurchase program to up to $100 million per quarter, or a total of up to $400 million for fiscal year 2006, and double its annual cash dividend to $0.16 per share;

•	Extended its leadership position in Identity and Access Management (IAM) with the launch of eTrust IAM Suite r8;

•	Announced an enhanced version of its Enterprise Solution Provider (ESP) program to help increase channel sales; and

•	Agreed to resell Clarity software from Niku, a leader in IT management and governance solutions.

Adoption of SFAS 123(R)

Beginning with the first quarter of fiscal year 2006, CA will adopt “Statement of Financial Accounting Standards (SFAS) 123(R) — Share-based Payment”. In accordance with SFAS 123(R) and in order to provide a consistent year-to-year comparison of financial results, the Company will use the modified, retrospective basis, which adjusts the prior period financial results to include the impact of share-based compensation expense.

Outlook for Q1 and Fiscal Year 2006

The following updated guidance is based on current expectations and represents “forward-looking statements” (as defined below), and also includes the expected effect of SFAS 123(R) in each of the periods presented:

(in millions,				% Increase over
except share data)	Q1FY06	Q1FY05		Q1FY05	FY06	FY05		% Increase over FY05
Revenue	$910-$930	$860		6%-8%	$3,800-$3,900	$3,536		7%-10%
Non-GAAP Operating EPS	$0.21-$0.22	$0.19	*	11%-16%	$0.90-$0.95	$0.76	*	18%-25%
GAAP EPS from Continuing Operations	$0.10-$0.11	$0.07	*	43%-57%	$0.46-$0.51	$(0.04)	*	n/m

*	Earnings per share for Q1FY05 and FY05 have been restated to reflect the retrospective adoption of SFAS 123(R).

“Our FY06 guidance is consistent with the mid-point of current Wall Street earnings expectations after taking into account the impact of SFAS 123(R),” said CFO Davis. “Our first quarter is tracking to plan and we’re pleased with our results.”

Sarbanes-Oxley Act Update

CA continues to evaluate and test its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act and will report its conclusions in its annual report on Form 10-K for fiscal 2005. CA is likely to defer the filing of the Form 10-K by up to 15 days, as permitted under SEC Rule 12b-25.

Webcast

The Company will host a Webcast at 5 p.m. EDT today to discuss its fourth-quarter and full-year 2005 results. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1 (706) 679-5227.

About CA

Computer Associates International, Inc. (NYSE:CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.

Non-GAAP Financial Measures

This press release includes a financial measure for per share earnings that excludes certain charges and therefore has not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” earnings per share excludes the following items: non-cash amortization of acquired technology and other intangibles, the government investigation and class settlement charges, restructuring charges, the tax resulting from the planned repatriation of approximately $500 million of foreign cash, interest on dilutive convertible bonds and the applicable tax effects of these items. This non-GAAP financial measure may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these charges, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure, which is attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be charged with criminal offenses if it violates this agreement; the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; CA is subject to intense competition and increased competition is expected in the future; risks associated with the recent loss and ongoing replacement of key personnel; CA’s products must remain compatible with, and CA’s product development is dependent upon access to, changing operating environments; CA has a significant amount of debt; CA’s credit ratings have been downgraded and could be downgraded further; customers are still adapting to CA’s Business Model; the failure to protect CA’s intellectual property rights may weaken its competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of CA’s products; CA may become dependent upon large transactions; the market for some or all of CA’s key product areas may not grow; customer decisions are influenced by general economic conditions; third parties may claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect CA’s business; the volatility of the international marketplace; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

© 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Shannon Lapierre	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-4687
	shannon.lapierre@ca.com	olivia.bellingham@ca.com

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2005	2004	2005	2004
Subscription revenue	$646	$535	$2,430	$1,961
Maintenance	122	134	498	589
Software fees and other	56	82	260	308
Financing fees	20	38	104	184
Professional services	66	61	244	234

Total revenue	910	850	3,536	3,276

Amortization of capitalized software costs	112	114	447	463
Cost of professional services	61	59	227	220
Selling, general and administrative	330	303	1,319	1,247
Product development and enhancements	176	168	690	662
Commissions and royalties	113	85	339	267
Depreciation and amortization of other intangibles	33	34	130	134
Interest expense, net	27	28	106	117
Other (gains) losses, net	(14)	6	(5)	52
Restructuring charge	—	—	28	—
Shareholder litigation and government investigation settlements	—	10	234	168

Total expenses	838	807	3,515	3,330

Income (loss) from continuing operations before income tax	72	43	21	(54)

Income tax expense (benefit)	55	14	9	(18)

Income (loss) from continuing operations, net of taxes	17	29	12	(36)

Income from discontinued operation, inclusive of realized gain, net of income taxes	—	60	—	61
Adjustment to gain on disposal of discontinued operations, net of income taxes	—	—	(2)	—

Net Income	$17	$89	$10	$25

Basic Earnings (Loss) Per Share:
Income (loss) from continuing operations	$0.03	$0.05	$0.02	$(0.06)
Discontinued operation	—	0.10	—	0.10

Net Income	$0.03	$0.15	$0.02	$0.04

Basic weighted-average shares used in computation	589	584	588	580

Diluted Earnings (Loss) Per Share:
Income (loss) from continuing operations	$0.03	$0.05	$0.02	$(0.06)
Discontinued operation	—	0.10	—	0.10

Net Income	$0.03	$0.15	$0.02	$0.04

Diluted weighted-average shares used in computation	592	589	593	580

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	March 31,	March 31,
	2005	2004
Cash and marketable securities	$3,125	$1,902
Trade and installment A/R, net	584	949
Federal and state income tax receivable	55	96
Deferred income taxes	79	311
Other current assets	102	108

Total current assets	3,945	3,366

Installment A/R, net	595	820
Property and equipment, net	624	641
Purchased software products, net	726	1,045
Goodwill, net	4,544	4,366
Other noncurrent assets, net	641	449

Total assets	$11,075	$10,687

Loans payable and current portion of long –term debt	$826	$2
Deferred subscription revenue (collected)-current	1,407	1,210
Shareholder litigation and government investigation settlements	153	113
Other current liabilities	1,280	1,130

Total current liabilities	3,666	2,455

Long-term debt, net of current portion	1,810	2,298
Deferred income taxes	156	618
Deferred subscription revenue (collected)-noncurrent	273	276
Deferred maintenance revenue	270	293
Other noncurrent liabilities	53	29

Total liabilities	6,228	5,969

Stockholders’ equity	4,847	4,718

Total liabilities and stockholders’ equity	$11,075	$10,687

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2005	2004
OPERATING ACTIVITIES:
Net income	$17	$89
Impact from discontinued operations, net of taxes	—	(60)

Income from continuing operations	17	29

Adjustments to reconcile income from continuing operations to net cash provided by continuing operating activities:
Depreciation and amortization	145	148
Provision for deferred income taxes	(52)	(244)
Non-cash compensation expense related to stock & pension plans	30	20
Decrease in noncurrent installment A/R, net	89	157
Government investigation settlement	—	10
Increase in deferred subscription revenue (collected) – noncurrent	44	24
Increase in deferred maintenance revenue	34	24
Decrease in trade and current installment A/R, net	93	174
Increase in deferred subscription revenue (collected) – current	223	234
Other	115	12

NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	738	588

INVESTING ACTIVITIES:
Acquisitions of purchased software	(11)	(16)
Settlements of purchase accounting liabilities	(5)	(4)
Purchases of property and equipment, net	(27)	(11)
(Purchases) sales of marketable securities, net	(128)	7
Proceeds from the sale of ACCPAC	—	90
Proceeds from divestiture of assets	—	3
Increase in restricted cash	(7)	(56)
Increase in capitalized software development costs and other	(23)	(13)

NET CASH USED IN INVESTING ACTIVITIES	(201)	—

FINANCING ACTIVITIES:
Debt repayments, net	(1)	—
Dividends paid	(24)	(24)
Exercise of common stock options and other	18	51
Purchases of treasury stock	(823)	(49)

NET CASH USED IN FINANCING ACTIVITIES	(830)	(22)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH	(293)	566

Effect of exchange rate changes on cash	(32)	(21)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(325)	545

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,154	1,248

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,829	$1,793

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Net Operating Income from Continuing Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2005	2004	2005	2004
Total Revenue (See Table 1)	$910	$850	$3,536	$3,276

Total Expenses (See Table 1)	838	807	3,515	3,330

Income (Loss) From Continuing Operations Before Taxes (See Table 1)	72	43	21	(54)

Non-GAAP Adjustments:

Purchased Software Amortization	101	103	406	423
Intangibles Amortization	10	10	40	39
Restructuring Charge	—	—	28	—
Government Investigation Charge	—	10	218	10
Shareholder Litigation	—	—	16	158

Total Non-GAAP Adjustments	111	123	708	630

Operating Income Before Interest Adj. & Taxes	183	166	729	576

Interest on Dilutive Convertible Bonds	10	2	41	8

Operating Income Before Taxes	193	168	770	584

Income Tax Provision(1)	63	55	243	210

Net Operating Income From Continuing Operations(1)(2)	$130	$113	$527	$374

Diluted Operating EPS(1)(2)	$0.20	$0.18	$0.82	$0.61

# of Shares Used(2)	638	612	642	610

(1)	The fiscal year ended March 31, 2005 includes a $26.4 million or $.04 per share one-time tax benefit recorded in the second fiscal quarter resulting from a recent IRS decision impacting Foreign Sales Corporations.

(2)	Net operating income and the number of shares used in the computation of diluted operating EPS for the three months and fiscal year ended March 31, 2005 and 2004 have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes. The number of shares for the three months and fiscal year ended March 31, 2005 also includes the dilutive impact of the Company’s 5 percent Convertible Senior Notes.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results from Continuing Operations to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending			Fiscal Year Ending
	June 30, 2005			March 31, 2006
Projected revenue range	$910	to	$930	$3,800	to	$3,900

Projected GAAP EPS range(1)	$0.10	to	$0.11	$0.46	to	$0.51

Non GAAP adjustments, net of taxes

Acquisition amortization	0.11		0.11	0.44		0.44

Projected diluted operating EPS range	$0.21	to	$0.22	$0.90	to	$0.95

(1)  Does not reflect the benefit the Company expects to receive in FY06 associated with an adjustment to the taxes accrued at March 31, 2005 in connection with the repatriation of approximately $500 million under the Jobs Creation Act of 2004.

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